EXHIBIT 10.1


                               AGREEMENT OF MERGER


         This Agreement of Merger is made and entered into as of June 29, 2001, between NBT BANK, NATIONAL ASSOCIATION ("NBT Bank"), a national banking association organized under the laws of the United States, and CENTRAL NATIONAL BANK, CANAJOHARIE ("Central National"), a national banking association organized under the laws of the United States. NBT Bank and Central National are hereinafter sometimes individually called a "Constituent Association" and collectively called the "Constituent Associations."

                                    RECITALS

         NBT Bank is a national banking association organized under the laws of the United States. As of June 19, 2001, the authorized capital stock of NBT Bank consisted of 5,000,000 shares of Common Stock, $5.00 par value, of which 5,000,000 shares were issued and outstanding; no shares of capital stock were held in its treasury on such date.

         Central National is a national banking association organized under the laws of the United States. As of June 19, 2001, the authorized capital stock of Central National consisted of 2,250,000 shares of Central National Common Stock, $5.00 par value ("Central National Common Stock"), of which 1,173,408 shares were issued and outstanding; no shares of capital stock were held in its treasury on such date.

         NBT Bank and Central National and their respective stockholders have entered into an Agreement and Plan of Merger, dated June 19, 2001 (the "Plan of Merger"), setting forth certain representations, warranties, and agreements in connection with the transactions therein and herein contemplated, which contemplates the merger of Central National with and into NBT Bank (the "Merger") in accordance with this Agreement of Merger (the "Agreement").

         The Boards of Directors of each of NBT Bank and Central National deem the Merger advisable and in the best interests of each association and its stockholders. The Boards of Directors of each of NBT Bank and Central National, by resolutions duly adopted, have approved this Agreement. The Boards of Directors of each of NBT Bank and Central National have directed that this Agreement, and authorization for the transactions contemplated hereby, be submitted to stockholders of NBT Bank and Central National respectively for approval.

         In consideration of the premises and the mutual covenants and agreements herein contained and subject to the terms and conditions of the Agreement, the parties hereto hereby covenant and agree as follows:

                                    ARTICLE I

         1.1. Merger of Central National into NBT Bank. Central National shall be merged with and into NBT Bank on the date and at the time to be specified in documentation to be filed by NBT Bank with the Comptroller of the Currency pursuant to the National Bank Act (such date and time being referred to herein as the "Effective Time").

         1.2.  Effect of the Merger.  At the Effective Time:

                  (a) Central National and NBT Bank shall be a single association, which shall be NBT Bank. NBT Bank is hereby designated as the surviving association in the Merger and is hereinafter sometimes called the "Surviving Association."

                  (b) The separate existence of Central National shall cease.

                  (c) The currently outstanding 5,000,000 shares of common stock of NBT Bank, each of $5.00 par value, will remain outstanding as shares of the $5.00 par value common stock of NBT Bank, and the holders of such stock shall retain their present rights.

                  (d) The shares of Central National Common Stock shall be canceled.

                  (e) The Surviving Association shall have all the rights, privileges, immunities, and powers and shall assume and be subject to all the duties and liabilities of a national banking association organized under the National Bank Act.

                  (f) The Surviving Association shall thereupon and thereafter possess all of the rights, privileges, immunities, and franchises, of a public as well as of a private nature, of each of the Constituent Associations; and all property, real, personal, and mixed, and all debts due on whatever account, including subscriptions to shares and all other choses in action, and all and every other interest of and belonging to or due to each of the Constituent Associations shall be taken and deemed to be transferred to and vested in the Surviving Association without further act or deed; and the title to any real estate, or any interest therein, vested in either of the Constituent Associations shall not revert or be in any way impaired by reason of the Merger.

                  (g) The Surviving Association shall thenceforth be responsible and liable for all the liabilities and obligations of each of the Constituent Associations; and any claim existing or action or proceeding pending by or against either of the Constituent Associations may be prosecuted as if the Merger had not taken place, or the Surviving Association may be substituted in its place. The Surviving Association expressly assumes and agrees to perform all of the liabilities and obligations of Central National. Neither the rights of creditors nor any liens upon the property of either Constituent Association shall be impaired by the Merger.

                  (h) The name of the Surviving Association shall be "NBT Bank, National Association."

                  (i) The Articles of Association of NBT Bank as they exist immediately prior to the Effective Time shall be the Articles of Association of the Surviving Association until later amended pursuant to the laws of the United States.

                  (j) The By-Laws of NBT Bank as they exist immediately prior to the Effective Time shall be the By-Laws of the Surviving Association until later amended pursuant to the laws of the United States.

         1.3.  Acts to Carry Out This Merger Plan.


                  (a) Central National and its proper officers and directors shall and will do all such acts and things as may be necessary or proper to vest, perfect, or confirm title to such property or rights in NBT Bank and otherwise to carry out the purposes of this Agreement.

                  (b) If, at any time after the Effective Time, NBT Bank shall consider or be advised that any further assignments or assurances in law or any other acts are necessary or desirable to (i) vest, perfect, or confirm, of record or otherwise, in NBT Bank its right, title, or interest in or under any of the rights, properties, or assets of Central National acquired or to be acquired by NBT Bank as a result of, or in connection with, the Merger, or (ii) otherwise carry out the purposes of this Agreement, Central National and its proper officers and directors shall be deemed to have granted to NBT Bank an irrevocable power of attorney to execute and deliver all such proper deeds, assignments, and assurances in law and to do all acts necessary or proper to vest, perfect, or confirm title to and possession of such rights, properties, or assets in NBT Bank and otherwise to carry out the purposes of this Agreement; and the proper officers and directors of NBT Bank are fully authorized in the name of Central National or otherwise to take any and all such action.

                                   ARTICLE II

         2.1. Counterparts. This Agreement may be executed in two or more counterparts each of which shall be deemed to constitute an original, but such counterparts together shall be deemed to be one and the same instrument and to become effective when one or more counterparts have been signed by each of the parties hereto. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for the other counterpart.

         2.2. Section Headings. The section and subsection headings herein have been inserted for convenience of reference only and shall in no way modify or restrict any of the terms or provisions hereof. Any reference to a "person" herein shall include an individual, firm, corporation, partnership, trust, government or political subdivision or agency or instrumentality thereof, association, unincorporated organization, or any other entity.

         2.3. Choice of Law and Venue. This Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of Delaware, without giving effect to the principles of conflict of law thereof. The parties hereby designate New Castle County, Delaware to be the proper jurisdiction and venue for any suit or action arising out of this Agreement. Each of the parties consents to personal jurisdiction in such venue for such a proceeding and agrees that it may be served with process in any action with respect to this Agreement or the transactions contemplated thereby by certified or registered mail, return receipt requested, or to its registered agent for service of process in the State of Delaware. Each of the parties irrevocably and unconditionally waives and agrees, to the fullest extent permitted by law, not to plead any objection that it may now or hereafter have to the laying of venue or the convenience of the forum of any action or claim with respect to this Agreement or the transactions contemplated thereby brought in the courts aforesaid.

         2.4. Binding Agreement. This Agreement shall be binding upon the parties and their respective successors and assigns.

         2.5. Amendment. Anything herein or elsewhere to the contrary notwithstanding, to the extent permitted by law, this Agreement may be amended, supplemented, or interpreted at any time prior to the Effective Time by written instrument duly authorized and executed by each of the parties hereto.

         2.6. Termination. This Agreement shall terminate and be abandoned upon
(i) termination of the Plan of Merger or (ii) the mutual consent of NBT Bank and Central National at any time prior to the Effective Time, and there shall be no liability on the part of either of the parties hereto (or any of their respective officers or directors) except to the extent provided in the Plan of Merger.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                     NBT BANK, NATIONAL ASSOCIATION


                                     By:  /s/ Daryl R. Forsythe
                                          ---------------------
                                          Mr. Daryl R. Forsythe
                                          Chairman and Chief Executive Officer


                                     CENTRAL NATIONAL BANK, CANAJOHARIE


                                     By:  /s/ Donald L. Brass
                                          --------------------
                                           Donald L. Brass
                                           President and Chief Executive Officer